Exhibit (a)(1)(vi)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES IN BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED SEPTEMBER 25, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON OCTOBER 26, 2012

AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE RECEIVED BY

THE FUND’S ADMINISTRATOR, EITHER BY MAIL OR BY FAX, BY 5:00 P.M.,

EASTERN TIME, ON OCTOBER 26, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL OF TENDER AND

FAX OR MAIL TO THE FUND’S ADMINISTRATOR AT

Regular Mail	Overnight Mail	Fax: (866) 903-9130

Citi Fund Services Attn: Blackstone Alternative Alpha Master Fund PO Box 182649 Columbus, Ohio 43218-2649	Citi Fund Services Attn: Blackstone Alternative Alpha Master Fund 3435 Stelzer Road, Suite 1000 Columbus, Ohio 43219	FOR ADDITIONAL INFORMATION CALL: (888) 386-9490

You are responsible for confirming that this Notice is received timely by Citi Fund Services Ohio Inc., the Fund’s administrator. To assure good delivery, please send this page to Citi Fund Services Ohio Inc. and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date